UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2012

GENERAL EMPLOYMENT ENTERPRISES, INC
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Change in Control of Registrant.

On August 28, 2012, Brandon Simmons filed an Amendment No. 1 to Schedule 13D (the “Trinity 13D Filing”) with the Securities and Exchange Commission disclosing that on August 21, 2012, (i) Trinity HR Services, LLC, a Delaware limited liability company (“Trinity Services”), sold 9,325,281 shares (the “Services Shares”) of common stock, without par value (the “Common Stock”) of General Employment Enterprises,  Inc. (the “Company”), to LEED HR,  LLC, a Kentucky limited liability company (“LEED”), and (ii) Trinity HR, LLC, a Kentucky limited liability company (“Trinity HR”), sold 2,974,719 shares (the “HR Shares” and, together with the Services Shares, the “Transferred Shares”) of Common Stock to LEED (collectively, the “Trinity Transfer”).  As a result of the Trinity Transfer, LEED acquired an aggregate of 12,300,000 shares of Common Stock, or approximately 57% of the issued and outstanding Common Stock based on the number of shares outstanding as of August 13, 2012, reported by the Company in its Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed on August 14, 2012, constituting a change of control for the Company.

According to the Trinity 13D Filing and the exhibits attached thereto, the Services Shares were purchased by LEED for a purchase price of $2,274,000, payable as follows: (i) $37,900 in cash at closing, (ii) $721,000 within 45 days thereof, and (iii) the balance by delivery of a promissory note.  As additional consideration, LEED also agreed to promptly pay Trinity Services, 40% of any proceeds in excess of $4,662,641 received by LEED from (x) the sale of the first 2,974,719 Transferred Shares either sold by LEED or subject to a “Deemed Sale” (defined as shares deemed to be sold if, after the third anniversary date from August 21, 2012, the market price of the Transferred Shares exceeds $0.50, subject to certain exclusions), and (y) all dividends or distributions made by the Company.  Under the promissory note, LEED is required to pay to Trinity Services, $1,515,100 plus interest accrued at an annual rate of one percent (1%), not later than January 21, 2014.  LEED is also required to pay Trinity Services under the promissory note, one-half (1/2) of the net proceeds of any sales of the Transferred Shares yielding aggregate proceeds to LEED in excess of $250,000 in any twelve-month period.

According to the Trinity 13D Filing and the exhibits attached thereto, the HR Shares were purchased by LEED for a purchase price of $726,000, payable as follows: (i) $12,100 in cash at closing, (ii) $229,000 within 45 days thereof, and (iii) the balance by delivery of a promissory note.  As additional consideration, LEED also agreed to promptly pay Trinity HR, 40% of any proceeds in excess of $1,487,359.50 received by LEED from (x) the sale of the first 2,974,719 Transferred Shares either sold by LEED or subject to a Deemed Sale (as defined above), and (y) all dividends or distributions made by the Company.  Under the promissory note, LEED is required to pay to Trinity HR, $484,900 plus interest accrued at an annual rate of one percent (1%), not later than January 21, 2014.  LEED is also required to pay Trinity HR under the promissory note, one-half (1/2) of the net proceeds of any sales of the Transferred Shares yielding aggregate proceeds to LEED in excess of $250,000 in any twelve-month period.

On August 24, 2012, the Company was informed of the transfer of 3,357,410 shares of Common Stock, constituting approximately 15.5% of the issued and outstanding Common Stock, from Big Red Investment Partnership, Ltd. to LEED, pursuant to a privately negotiated transaction (the “Big Red Transfer”).  As a result of the Trinity Transfer and the Big Red Transfer, LEED may be deemed to beneficially own 15,657,410 shares of Common Stock, constituting approximately 72% of the issued and outstanding Common Stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Registrant)

Date: September 14, 2012	By: /s/ Salvatore J. Zizza
Salvatore J. Zizza
Chairman of the Board and Chief Executive Officer

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